UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  January 18, 2006

COMMUNCIATE.COM INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-29929	88-0346310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
#600 - 1100 Melville Street, Vancouver, British Columbia		V6E 4A6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604-697-0136

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On January 12, 2007, the Company’s Board of Directors, upon recommendation of management, concluded that the previously issued consolidated financial statements for the fiscal years ended December 31, 2004 and 2005 contained in the Company’s annual and quarterly reports should not be relied upon because of accounting errors contained therein.

The restated consolidated financial statement and related disclosure will reflect the following:

1.
Modification of Value of Subsidiary’s Shares Issued. In connection with the preparation of a SB-2 filing for the Company’s subsidiary, FrequentTraveller.com Inc., the Company recalculated the value of shares issued to contractors, employees, officers and a director in exchange for cash and services during 2004 based on values established in arm’s-length transactions with unrelated parties.

2.
Accounting for Dilution Gains in Subsidiary. Whereas during 2004 and 2005, the Company had recorded dilution gains resulting from the sale of treasury shares by its subsidiary, FrequentTraveller.com Inc., pursuant to Staff Accounting Bulletin Topic 5(H) Question 2 Interpretive Response, these dilution gains in the Company’s subsidiary, FreqentTraveller.com Inc., although calculated correctly, should not have been recorded in net income for the periods, but should have been recorded as charges to additional paid in capital.

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Year Ended December 31, 2004 (As reported in the Company’s consolidated audited financial statements included on its report Form 10-KSB dated March 31, 2005	Amount Previously Reported for the Year Ended December 31, 2004	Adjustments	As Adjusted for the Year Ended December 31, 2004
Deficit, Opening	(1,696,798)		(1,696,798)
Net Income	498,097	(70,440)	427,657
Deficit, Closing	(1,198,701)	(70,440)	(1,269,141)

Additional Paid-In Capital	3,133,886	68,893	3,202,779
Other Assets	1,462,913	(1,547)	1,461,366

Year Ended December 31, 2005 (As reported in the Company’s consolidated audited financial statements included on its report Form 10-KSB dated March 31, 2006	Amount Previously Reported for the Year Ended December 31, 2005	Adjustments	As Adjusted for the Year Ended December 31, 2005
Deficit, Opening	(1,198,701)	(70,440)	(1,269,141)
Net Income	373,940	(26,965)	346,975
Deficit, Closing	(824,761)	(97,405)	(922,166)

Additional Paid-In Capital	3,445,751	97,405	3,543,156

Management analyzed Section 304 of the Sarbanes-Oxley Act, which requires forfeiture of certain payments and profits when an issuer is required to prepare an accounting restatement due to the material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws. Management concluded that the updated disclosure in our restated financial statements, in all or most cases, is not material, and in all cases, is not as a result of misconduct. Therefore, no forfeiture of payment or profits is required.

Management and the Company’s sole director have discussed these matters with the Company’s independent public accounting firm. In 2007, management expects to file the Form 10-KSB/A for the year ended December 31, 2005, and the Forms 10-QSB/A for the fiscal quarters ended March 31, 2006 and June 30, 2006 to reflect this restatement.

Item 9.01 Financial Statements and Exhibits.

The information contained in Item 4.02 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Communicate.com Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

COMMUNICATE.COM INC.

By: /s/ David Jeffs
Dated: January 18, 2007             David Jeffs - CEO

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